EXHIBIT (j)(1)

                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Post-Effective Amendment No. 77 to the Registration Statement on Form N-1A (1933 Act File No. 02-90946) of Eaton Vance Mutual Funds Trust of our report dated May 22, 2001 relating to the financial statements of the Tax-Managed International Growth Portfolio, which appears in such Registration Statement.

     We also consent to the reference to us under the heading "Other Service Providers" in the Statement of Additional Information which is incorporated by reference in such Registration Statement.


                                       /s/ Deloitte & Touche LLP
                                       DELOITTE & TOUCHE LLP

July 18, 2001
Boston, Massachusetts